SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 5, 2002

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

3040 Science Park Road San Diego, California                                   92121
  (Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          Alliance Pharmaceutical Corp. (“Alliance”) has sent PFC Therapeutics, LLC (“PFC Therapeutics”), a joint venture owned equally by Alliance and Baxter Healthcare Corporation, a notice of intended termination of the exclusive license Alliance granted to PFC Therapeutics in May 2000 for commercialization of Oxygent™ (perflubron emulsion), an intravascular oxygen carrier, in North America and Europe. The termination will result in the dissolution of PFC Therapeutics, which has been responsible for the development of Oxygent™ in the specified territories. Alliance provided the notice of intended termination on the grounds that PFC Therapeutics failed to fulfill its obligations under the license agreement. All rights to Oxygent™ will revert to Alliance upon the termination of the license due to default on the part of PFC Therapeutics.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

Exhibit No. 99.1	Exhibit Press release dated August 28, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By:/s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

Dated September 5, 2002